Exhibit 10.52
ADDENDUM TO EMPLOYMENT AGREEMENT
     Notwithstanding any provision in the Employment Agreement between Keith Graves (“Executive”) and TALX Corporation (the “Company”) executed on April 3, 2006, should Executive remain employed with the Company following the closing of the Merger Agreement between the Company, Equifax, Inc. and Chipper Corporation, if Executive voluntarily terminates his employment with the merged company within twelve (12) months of the closing, Executive shall be entitled to receive the compensation and other benefits as described in Section 7(c)(iv) of the Employment Agreement “Termination Based on Actions Taken by the Company.” Payment of such compensation and benefits shall, to the extent required to avoid adverse taxation under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), be deferred until January 1, 2008.
     This Addendum shall be covered by and subject to the February 7, 2007 Modification Agreement concerning compliance with Code Section 409A.
TALX CORPORATION

By:	/s/ William W. Canfield	4/12/07

William W. Canfield		Date
President and Chief Executive Officer

Executive

	/s/ L. Keith Graves	4/12/07

L. Keith Graves		Date